UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Triumph Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Supplemental Proxy Materials
for Annual Meeting of Stockholders
to be held on July 24, 2008

        As previously disclosed in a Current Report on Form 8-K filed by Triumph Group, Inc. (the "Company") on June 30, 2008, William O. Albertini, a member of the Company's board of directors, passed away unexpectedly on Saturday, June 28, 2008. Mr. Albertini had served as a director since 1999 and chaired the board's audit committee. He also served on the board's nominating and corporate governance committee and the finance committee.

        As a result of Mr. Albertini's death, stockholders will be electing four directors at the meeting, with the nominees being Messrs. Ill, Gozon, Kronk and Simpson. Information regarding the nominees may be found in the Company's proxy statement dated June 24, 2008. In accordance with the Company's bylaws, the Company's Board of Directors will fill the vacancy on the board resulting from Mr. Albertini's death as soon as practicable.

        If you have already voted by proxy, you need not execute a new proxy, and your vote with respect to the election of all of the directors except Mr. Albertini will be counted as you have indicated on your proxy. If you have not yet voted or wish to execute a new proxy, please complete and sign the enclosed proxy.

        Also as a result of Mr. Albertini's death, the Company's Board of Directors has changed the composition of its committees from that disclosed in the Company's proxy statement dated June 24, 2008. The current committee members are as follows:

        The Audit Committee consists of Messrs. Gozon (Chairman), Kronk, Simpson and Stinson. The board has determined that Mr. Gozon is an "audit committee financial expert" and is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors.

        The Compensation and Management Development Committee consists of Messrs. Gozon (Chairman), Kronk and Simpson.

        The Nominating and Corporate Governance Committee consists of Messrs. Kronk (Chairman), Gozon, Simpson and Stinson.

        The Finance Committee consists of Messrs. Ill (Chairman), Simpson and Gozon and David Kornblatt (non-voting member).

By order of the Board of Directors,
/s/ JOHN B. WRIGHT, II John B. Wright, II Secretary

July 7, 2008
Wayne, Pennsylvania

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

Proxy	Triumph Group, Inc.	Proxy

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard C. Ill and M. David Kornblatt as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 24, 2008 or any adjournments thereof.

Dated:	, 2008

Signature

Signature

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please fold and detach card at perforation before mailing.

If no direction is given with respect to the election of directors or if you vote “FOR” the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified. If no direction is given, the proxies will vote “FOR” proposals 2, 3 and 4.

The Board recommends a vote “FOR” the directors and “FOR” proposals 2, 3 and 4.

1.	Election of Directors.

Nominees:	Richard C. Ill	Richard C. Gozon	Claude F. Kronk	George Simpson

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except for those I have crossed-out)		to vote for all nominees listed above

To withhold authority to vote for any nominee, check the “FOR” box and cross out his name above. To withhold authority to vote for all nominees, check the “WITHHOLD AUTHORITY” box.

To distribute your votes on a cumulative basis, write the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each on the line.

2.

Approval of an amendment to Triumph Group Inc.’s Amended and Restated Certificate of Incorporation to, among other things, increase its authorized shares of common stock from 50,000,000 to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of appointment of Ernst & Young LLP as Triumph’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued on reverse side)